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                                                                      Exhibit 99

                           Apple Hospitality Two, Inc.
                              10 South Third Street
                            Richmond, Virginia 23219


                                 April 15, 2002

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

RE:  Confirmation on Receipt of Assurances from Arthur Andersen LLP

Ladies and Gentlemen:

     Arthur Andersen LLP ("Andersen") has provided a representation letter dated April 12, 2002 with respect to its audit of the consolidated financial statements of Marriott Residence Inn Limited Partnership (the "Partnership"), our recently acquired subsidiary. In such letter, Andersen represented that (i) the audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, (ii) there was appropriate continuity of Andersen personnel working on the audit, and (iii) there was availability of national office consultation. The Partnership has no foreign affiliates, so assurances from Andersen as to foreign affiliates is not relevant or applicable.

                                                Respectfully submitted,

                                                /s/ David S. McKenney,
                                                    Chief Financial Officer